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                                                                    EXHIBIT 16.1


                     HALLIBURTON, HUNTER & ASSOCIATES, P.C.
                          Certified Public Accountants
                            5583 South Prince Street
                            Littleton, Colorado 80120

August 16, 2000

Securities and Exchange Commission
450 - Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Century Milestone S&T Co., Ltd.
                  File No. 33-7945-D

Dear Sir or Madam:

         This firm has reviewed Item 4 of Century Milestone S&T Co., Ltd.'s Current Report on Form 8-K, dated August 11, 2000, in regard to our replacement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.

Sincerely,

/s/ Halliburton, Hunter & Associates, P.C.
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Halliburton, Hunter & Associates, P.C.